EXHIBIT 11.1

                  JENNIFER CONVERTIBLES INC. AND SUBSIDIARIES
          STATEMENT RE: COMPUTATION OF NET (LOSS) EARNINGS PER SHARE
         THIRTEEN WEEKS ENDED NOVEMBER 25, 1995 AND NOVEMBER 26, 1994
                     (in thousands, except per share data)
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


                                                                       Primary
                                                                       -------
                                                                           Thirteen weeks ended
                                                               November 25, 1995         November 26, 1994
                                                               -----------------         -----------------
   Net (loss) earnings                                              ($1,054)                  $   440
   Interest adjustments                                                --                        --

                                                                    ---------                 --------
Adjusted net (loss) earnings                                        ($1,054)                  $   440
                                                                    =========                 ========



Weighted average common and
   common equivalent shares outstanding:

   Weighted average common shares outstanding                         5,701                     5,701

   Weighted average common equivalents                                 --                       1,148
                                                                    ---------                 --------

Weighted average common and
   common equivalent shares outstanding                               5,701                     6,849
                                                                    =========                 ========



Net (loss) earnings per common and
    common equivalent shares                                        ($ 0.18)                  $  0.06
                                                                    =========                 ========
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